UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2012

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01-Entry into a Material Definitive Agreement

and

Item 3.03 – Material Modification to Rights of Security Holders

On April 25, 2012, as part of the United States Department of the Treasury’s (the “U.S. Treasury”) Capital Purchase Program under the Troubled Asset Relief Program, Park National Corporation (“Park”) entered into a Letter Agreement with the U.S. Treasury (the “Repurchase Letter Agreement”) to repurchase from the U.S. Treasury all 100,000 of Park’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and with a liquidation preference of $1,000 per share (the “Series A Preferred Shares”) for a purchase price of $100 million plus final prorated accrued and unpaid dividends of $972,222. The Repurchase Letter Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The repurchase of the Series A Preferred Shares by Park has the effect of terminating Park’s continuing obligations under the Letter Agreement (incorporating the Securities Purchase Agreement-Standard Terms), dated December 23, 2008, between Park and the U.S. Treasury (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, Park had agreed to certain limitations and restrictions relative to its common shares for the period during which the Series A Preferred Shares were outstanding (as described under “Item 3.03-Material Modification to Rights of Security Holders” in Park’s Current Report on Form 8-K filed with the SEC on December 23, 2008). However, as a result of Park’s repurchase of the Series A Preferred Shares, all such limitations and restrictions are terminated.

Under the terms of the Repurchase Agreement, Park may, within 15 calendar days from the date of the Repurchase Agreement, deliver to the U.S. Treasury notice of Park’s intent to repurchase the Warrant to purchase 227,376 Park common shares, which repurchase would be made at the fair market value of the Warrant pursuant to the procedures set forth in Section 4.9 (c) of the Securities Purchase Agreement. Park intends to deliver, within the required time period, a notice to the U.S. Treasury expressing Park’s intent to repurchase the Warrant.

Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Letter Agreement, dated April 25, 2012, between Park National Corporation and the United States Department of the Treasury

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 25, 2012	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

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INDEX TO EXHIBITS

Current Report on Form 8-K

Dated April 25, 2012

Park National Corporation

Exhibit No.	Description

10.1	Letter Agreement, dated April 25, 2012, between Park National Corporation and the United States Department of the Treasury

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